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                                                                     Exhibit 2.3



                  AMENDMENT NO. 2 TO STOCK PURCHASE AGREEMENT




     By this Amendment No. 2 to that Stock Purchase Agreement dated May 12, 1998 among the parties listed below, the parties acknowledge and agree that:

     1. The Letter of Credit to be issued pursuant to the Purchase Agreement was to permit blocking notices, consistent with Buyer's offset rights against the Holdback Note.

     2. The issuer of the Letter of Credit (Wells Fargo Bank, National Association) does not permit blocking notices in respect of credit that it issues.

     3. The lack of blocking notices permitted under the Letter of Intent does not in any respect amend or modify Buyer's offset rights.

     4. Sellers agree not to draw upon the Letter of Credit to the extent that there are pending or resolved claims pursuant to the Holdback Note that are appropriately subject to offset or potential offset under the Stock Purchase Agreement and Holdback Note.

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     IN WITNESS WHEREOF, the parties hereto have executed or caused this
Agreement to be duly executed on their respective behalf, where appropriate by their respective officers or fiduciaries thereunto duly authorized, as of June 4, 1998.

                                   Schuff Steel Company

                                   By:___________________________________
                                   Name:_________________________________
                                   Its:__________________________________

                                                                       ("Buyer")

                                   Addison Structural Services, Inc.

                                   By:___________________________________
                                   Name:_________________________________
                                   Its:__________________________________

                                                                 (the "Company")

                                   _______________________________________
                                   E. C. Addison


                                   Addison Structural Services, Inc. Leveraged
                                   Employee Stock Ownership Plan

                                   By:___________________________________

                                   Its:__________________________________

                                                                     ("Sellers")